Exhibit 14

CONTINENTAL MATERIALS CORPORATION
CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

The Board of Directors of Continental Materials Corporation (the “Company”) has adopted the following Code of Ethics for its CEO and senior financial officers to establish specific policies with respect to the duties of the Chief Executive Officer, Chief Financial Officer, Controller and Subsidiary Controllers, as they relate to the financial reporting, disclosure controls and internal controls functions.  In addition, the CEO and senior financial officers are bound by the Company’s other related policies, including the Code of Business Conduct and Ethics and the Whistleblower Policy.

1.               The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC.  Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Board of Directors of the Company, or the Audit Committee, any material information of which he or she may become aware that, in the case of the Subsidiary Controllers, has not been fully or adequately disclosed to the Corporate Vice President of Finance or the Corporate Controller, or that is not fully or adequately disclosed by the Company in its public filings.

2.               The CEO and each senior financial officer shall promptly bring to the attention of the Board of Directors and the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

3.               The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning any violation of the Company’s Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any  management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

4.               The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning (a) evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any of its officers, employees or agents; or (b) of a violation of the Code of Business Conduct and Ethics or of this Code of Ethics.

5.               The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics or of this Code of Ethics by the CEO or the Company’s senior financial officers.  Those actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and Ethics and to this Code of Ethics, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual’s employment.  In determining what action is appropriate in a particular case, the Board of Directors or its designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question has been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.